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                                                                    EXHIBIT 23.1

                       Consent of Independent Accountants


We consent to the incorporation by reference in the Prospectus Supplement of CMC Securities Corporation III relating to Collateralized Mortgage Obligations, Series 2000-1, of our report dated February 2, 2000 on our audits of the consolidated financial statements of MBIA Insurance Corporation and Subsidiaries as of December 31, 1999 and 1998 and for each of the three years in the period ended December 31, 1999. We also consent to the reference to our Firm under the caption "Experts".



                                             By: /s/ PricewaterhouseCoopers LLP
                                                -------------------------------
                                                     PricewaterhouseCoopers LLP



March 30, 2000